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                                                                     Exhibit 5.2





                          ____________________, 1997



ZMAX Corporation
20251 Century Boulevard
Germantown, Maryland   20874

                  Re:      Form S-4 Registration Statement No. 333-29833

Ladies and Gentlemen:

         We have acted as special Nevada counsel for ZMAX Corporation, a Nevada corporation ("Old ZMAX"), in connection with the offer to exchange (the "Exchange Offer") up to 1,210,000 shares of its common stock, par value $.001 per share ("Old ZMAX Common Stock"), and warrants (the "Warrants") for up to an additional 1,210,000 shares of Old ZMAX Common Stock in exchange for all of Old ZMAX's $5,500,000 outstanding 8% Convertible Exchangeable Subordinated Debentures (the "Debentures"). Old ZMAX has filed the above-described Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to (a) up to 1,210,000 shares of Old ZMAX Common Stock and Warrants for up to an additional 1,210,000 shares of Old ZMAX Common Stock issuable upon the acceptance of Debentures tendered for exchange in the Exchange Offer and (b) the issuance of up to 1,210,000 shares of Old ZMAX Common Stock issuable upon the exercise of Warrants issued in the Exchange Offer. The capitalized terms used in this opinion without definition have the meanings ascribed to them in the Registration Statement.




         In rendering our opinion, we have examined originals or copies of the following documents:

         1. The Articles of Incorporation of Old ZMAX, as amended;

         2. The By-laws of Old ZMAX; and

         3. Copies of the consent resolutions of the Board of Directors and the resolutions of the stockholders of the Old ZMAX relating to the Exchange Offer.

         In our examination of documents delivered to us by Old ZMAX, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the authenticity of the originals of the latter documents and the genuineness and authorization of all signatures. Except as expressly stated in our opinion, we have not been called upon to review, nor have we reviewed, federal or state securities laws or tax laws in connection with the transactions contemplated by the Exchange Offer, and, except as expressly stated in our opinion, we express no opinion as to the effect such laws may have upon the transactions contemplated by the Exchange Offer. Our opinion is rendered as of the above date, and we do not undertake to advise you of matters which may come to our attention after the above date and which may affect the opinions we have expressed. We express no opinion as to matters under or involving laws of any jurisdiction other than the laws of the State of Nevada and the federal laws of the United States of America.

         Based upon and subject to the foregoing, it is our opinion that:

         1. When issued and delivered against the valid tender of Debentures in accordance with the terms and conditions of the Exchange Offer, the shares of Old ZMAX Common Stock issued in the Exchange Offer will be validly issued, fully paid and nonassessable and the Warrants issued in the Exchange Offer will represent valid and binding obligations of Old ZMAX.

         2. Upon the exercise of Warrants in accordance with the terms of the Warrants and payment of the exercise price prescribed in the Warrants, the shares of Old ZMAX Common Stock issuable upon exercise of Warrants will be validly issued, fully paid and nonassessable.



         We consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement filed by you to effect registration of the shares of Old ZMAX Common Stock to be issued in connection with the Merger. We consent to the reference to our firm under the caption "Legal Matters" in the Proxy Statement/Prospectus comprising a part of the Registration Statement.

                                                     Very truly yours,


                                                     ERWIN THOMPSON & HASCHEFF